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                 TOUCHSTONE APPLIED SCIENCE ASSOCIATES, INC.
                              AND SUBSIDIARIES

                                 EXHIBIT II

                  COMPUTATION OF EARNINGS PER COMMON SHARE
                  ----------------------------------------



                                  Nine Months Ended              Three Months Ended
                                       July 31,                       July 31,
                               1 9 9 9         1 9 9 8        1 9 9 9         1 9 9 8
                               -------         -------        -------         -------

Basic earnings:
Net income (loss)           $ (108,973)     $    8,910      $  100,731      $  202,321


Shares:
   Weighted common shares
     outstanding             2,141,801       2,122,060       2,141,801       2,131,961
   Warrants to consultants          --              --              --              --
   Warrants to lender               --              --              --              --
   Employee and director
    stock options                   --              --              --              --
   Consultant stock options         --              --              --              --
   Underwriter options              --              --              --              --
                            ----------      ----------      ----------      ----------

Total weighted shares
 outstanding                 2,141,801       2,122,060       2,141,801       2,131,961
                            ----------      ----------      ----------      ----------

Basic earnings per
 common share               $     (.05)     $       --      $      .05      $      .09
                            ==========      ==========      ==========      ==========

Diluted earnings:
 Net income (loss)          $ (108,973)     $    8,910      $  100,731      $  202,321

Shares:
  Weighted common shares
    outstanding               2,141,801      2,122,060       2,141,801      2,131,961
  Warrants to consultants           --          36,932           9,683          36,932
  Warrants to lender                --              --         243,376              --
  Employee and director
   stock options                    --              --           5,767              --
  Consultant stock options          --           2,700           2,103           2,700
  Underwriter options               --              --              --              --

Total weighted shares
 outstanding                 2,141,801       2,161,692       2,402,730       2,171,593

Diluted earnings per
 common share               $     (.05)     $       --      $      .04      $      .09



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